As filed with the Securities and Exchange Commission on_____________________
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------


                              ROADWAY EXPRESS, INC.
               (Exact name of registrant as specified in charter)

                  Delaware                                                                 34-0492670
        (State or Other Jurisdiction                                          (I.R.S. Employer Identification No.)
      of Incorporation or Organization)

                       1077 Gorge Blvd., Akron, Ohio 44310

  (Address, including ZIP Code, of registrant's principal executive offices)


                   ROADWAY EXPRESS DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                  John M. Glenn
                       Vice President, General Counsel and
                                    Secretary
                              Roadway Express, Inc.
                                  P.O. Box 471
                                1077 Gorge Blvd.
                             Akron, Ohio 44309-0471
                                 (330) 384-1717
           (Name, address, including ZIP Code, and telephone number,
                          including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
Title of Securities            Amount           Proposed Maximum           Proposed Maximum         Amount of
     to be                      to be            Offering Price                Aggregate          Registration
   Registered(1)            Registered(2)        per Obligation            Offering Price(2)           Fee
===============================================================================================================

Deferred
Compensation                 12,500,000                n/a                    12,500,000            $3,687.50
Obligations
===============================================================================================================


(1) The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the Roadway Express Deferred Compensation Plan (the "Plan").

(2)     Estimated solely for the purpose of determining the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

         The following document heretofore filed by Roadway Express, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

         (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Annual Report").

         All documents that shall be filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Roadway Express Deferred Compensation Plan (the "Plan") have been sold or deregistering all securities then remaining unsold thereunder, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

Item 4.  Description of Securities.
         --------------------------

         Under the Plan, the Registrant will provide a select group of management and highly compensated employees (each, an "Eligible Employee") the opportunity to defer payment of a specified percentage of their cash compensation.

         To become a Participant in the Plan, an Eligible Employee must be designated by the Compensation Committee of the Board of Directors of the Registrant (the "Committee"), elect the amount of compensation to be deferred (the "Deferred Compensation Obligation") in accordance with the terms of the Plan. Each Participant's Deferred Compensation Obligation will be paid in accordance with the terms of the Plan and may be deposited in a separate account (each, an "Account") in a trust that is intended to qualify as a grantor trust under the Internal Revenue Code of 1986, as amended (the "Code"). The Deferred Compensation obligations will be unsecured general obligations of the Registrant to pay the deferred compensation and any earnings thereon in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding. The following description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as an exhibit to this Registration Statement. Each Eligible Employee's deferred compensation will be deemed to be invested, as elected by the Eligible Employee, in one or more deemed investment funds selected by the Committee. Each Eligible Employee's Account will be credited with compensation that the Eligible Employee elects to defer, and any deemed gains (or losses) incurred thereon.

         A Participant's right or the right of any other person to the Deferred Compensation Obligations cannot be alienated, anticipated, commuted, pledged, encumbered, or assigned. The Deferred Compensation Obligations are not subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to receive benefits under the Plan.

         The Plan may be amended by the Committee or terminated by the Board of Directors of the Registrant at any time. However, no Plan amendment or termination may decrease the value of a Participant's Account under the Plan.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Under Delaware law, a corporation may include in its certificate of incorporation ("Certificate") a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (i) for any breach of his duty of loyalty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") (dealing with illegal redemptions and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

         Delaware law also provides that a corporation (a) must indemnity its directors, officers, employees, and agents for all expenses of litigation when they are successful on the merits or otherwise; (b) may indemnify such persons for the expenses, judgments, fines, and amounts paid in settlement of litigation (other than a derivative suit) even if they are not successful on the merits, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, have no reason to believe that their conduct was unlawful); and (c) may indemnify such persons for the expenses of a derivative suit even if they are not successful on the merits if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made on behalf of a person adjudged to be liable in a derivative suit, unless the Delaware Chancery Court determines that, despite such adjudication but in view of all of the circumstances, such person is entitled to indemnification. In any such case, indemnification may be made only upon determination by (i) a majority of the disinterested directors, (ii) independent legal counsel or (iii) the shareholders that indemnification is proper because the applicable standard of conduct was met. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified for them.

         The Registrant's Certificate authorizes mandatory indemnification to the full extent permitted by Delaware law, and it authorizes the Registrant to enter into indemnification agreements with directors, officers and other persons entitled to indemnification thereunder. The Registrant's certificate further authorizes the Registrant to provide by agreement for indemnification greater or different than set forth in the Registrant's Certificate. The Registrant has entered into indemnification agreements with its directors and certain officers that indemnify such persons to the maximum extent permitted by applicable law. In addition, the Registrant has obtained directors' and officers' reimbursement and liability insurance. The risks covered by such policies include certain liabilities under the securities laws.


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



Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not Applicable


Item 8.  Exhibits.
         ---------

         4.1      The Roadway Express Deferred Compensation Plan.

         4.2 Second Restated Certificate of Incorporation of Roadway Express, Inc. Adopted by Board of Directors' Resolution dated December 15, 1995 by unanimous written consent of the directors, and adopted by written consent of the sole shareholder on December 22, 1995 (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

         4.4 Trust Agreement Between Roadway Express, Inc. and Key Trust Company of Ohio, N.A.

         5        Opinion of Counsel.

         23.1     Consent of Independent Auditors.

         23.2     Consent of Counsel (included in Exhibit 5).

         24       Power of Attorney


Item 9.  Undertakings
         ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
              Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


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



              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AKRON, STATE OF OHIO, ON THIS 30TH DAY OF JUNE, 1998.


                                    ROADWAY EXPRESS, INC.


                                    By:      /s/ John M. Glenn
                                       -----------------------------------------
                                    Name:    John M. Glenn.
                                    Title:   Vice President, General Counsel and
                                             Secretary

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


    Signature                                                         Title                                   Date
    ---------                                                         -----                                   ----
*     /s/ Michael W. Wickham                        Chairman of the Board, Chief                     June 16, 1998
    ----------------------------------------        Executive Officer and Director
    Michael W. Wickham

    /s/ J. Dawson Cunningham                        Chief Financial Officer                          June 30, 1998
    ----------------------------------------
    J. Dawson Cunningham

    /s/ John G. Coleman                             Controller                                       June 30, 1998
    ----------------------------------------
    John G. Coleman

*   /s/ Robert E. Mercer                            Director                                         June 16, 1998
    ----------------------------------------
    Robert E. Mercer

*   /s/ Frank P. Doyle                              Director                                         June 16, 1998
    ----------------------------------------
    Frank P. Doyle

*                                                   Director
    ----------------------------------------
    Dale F. Frey

*    /s/ Phillip J. Meek                            Director                                         June 16, 1998
    ----------------------------------------
    Phillip J. Meek

*                                                   Director
    ----------------------------------------
    Carl W. Schafer

*    /s/ Sarah Roush Werner                         Director                                         June 16, 1998
    ----------------------------------------
    Sarah Roush Werner


           *This registration statement has been signed on behalf of the above officers and directors by John M. Glenn, Vice President, General Counsel and Secretary of the Registrant, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.


DATED:   June 30, 1998                           By: /s/ John M. Glenn
       ---------------------------------------       ---------------------------
                                                 John M. Glenn, Attorney-in-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be filed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 30th day of June, 1998.


                                             THE ROADWAY EXPRESS DEFERRED
                                             COMPENSATION PLAN

                                             By: /s/ John M. Glenn
                                                --------------------------------
                                                      John M. Glenn
                                             Vice President, General Counsel and
                                             Secretary of Roadway Express, Inc.

                                  EXHIBIT INDEX
                                  -------------



         4.1      The Roadway Express Deferred Compensation Plan.

         4.2 Second Restated Certificate of Incorporation of Roadway Express, Inc. Adopted by Board of Directors' Resolution dated December 15, 1995 by unanimous written consent of the directors, and adopted by written consent of the sole shareholder on December 22, 1995 (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

         4.4 Trust Agreement Between Roadway Express, Inc. and Key Trust Company of Ohio, N.A.

         5        Opinion of Counsel.

         23.1     Consent of Independent Auditors.

         23.2     Consent of Counsel (included in Exhibit 5).

         24       Power of Attorney